Exhibit 99.1
Endo Appoints Jennifer M. Chao to Board of Directors

DUBLIN, February 17, 2021 -- Endo International plc (NASDAQ: ENDP) today announced that its Board of Directors has appointed Jennifer M. Chao to serve as a director, effective immediately. Ms. Chao has also been appointed to Endo’s Audit Committee and its Compliance Committee and becomes the eighth independent director on Endo’s expanded ten member Board. Ms. Chao will stand for election by Endo’s shareholders at the Company’s 2021 Annual General Meeting.
Ms. Chao has over 25 years of experience in the biotech and life sciences industries focused primarily on finance and corporate strategy. She is the founder of CoreStrategies Management, LLC, which provides corporate and financial consulting to biotech and life sciences companies. Most recently, Ms. Chao served as Chairman of the Board of BioSpecifics Technologies Corp. until its acquisition by Endo in December 2020.
“We are pleased to welcome Jennifer to the Endo Board,” said Paul Campanelli, Endo’s Chairman of the Board. “Jennifer’s deep experience in pharmaceuticals and biotechnology along with her strong financial acumen should be invaluable to Endo as we continue our mission to develop and deliver life enhancing products."
“Jennifer brings a wealth of industry experience and expertise that will be vitally important to Endo as we further advance our strategic priorities,” said Blaise Coleman, President and CEO of Endo.
Additionally, Ms. Chao has experience in investment research, most recently serving as Managing Director and Senior Lead Biotechnology Securities Analyst at Deutsche Bank where she covered large- and small- to mid-cap biotechnology companies. Prior to that, she was a Managing Director and Senior Lead Biotechnology Analyst at RBC Capital Markets and was a Senior Analyst in Biotechnology at Leerink Swann & Co.

Ms. Chao was a research fellow at Massachusetts General Hospital/Harvard Medical School as a recipient of the BioMedical Research Career Award and received her B.A. in Politics and Greek Classics from New York University.
About Endo
Endo (NASDAQ: ENDP) is a specialty pharmaceutical company committed to helping everyone we serve live their best life through the delivery of quality, life-enhancing therapies. Our decades of proven success come from a global team of passionate employees collaborating to bring the best treatments forward. Together, we boldly transform insights into treatments benefiting those who need them, when they need them. Learn more at www.endo.com or connect with us on LinkedIn.
Cautionary Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the relevant Canadian securities legislation, including, but not limited to, the statements by Mr. Campanelli and Mr. Coleman other statements regarding changes to the Board of Directors. Statements including words such as "believes," "expects," "anticipates," "intends," "estimates," "plan," "will," "may," "look forward," "intend," "guidance," "future" or similar expressions are forward-looking statements. Because these statements reflect Endo's current views, expectations and beliefs concerning future events, they involve risks and uncertainties. Although Endo believes that these forward-looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward-looking statements or information in this news release. Investors should note that many factors, as more fully described in the documents filed by Endo with the Securities and Exchange Commission and with securities regulators in Canada on the System for Electronic Document Analysis and Retrieval, including under the caption "Risk Factors" in Endo's Form 10-K, Form 10-Q and Form 8-K filings, and as otherwise enumerated herein or therein, could affect Endo's future results and could cause Endo's actual results to differ materially from those expressed in forward-looking statements contained in this communication. The forward-looking statements in this press release are qualified by these risk factors. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws.

SOURCE Endo International plc
Media: Heather Zoumas-Lubeski, (484) 216-6829; media.relations@endo.com
Investors: Pravesh Khandelwal, (845)-364-4833; relations.investor@endo.com
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